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                                                                   EXHIBIT 10.27

[LOGO OF BANK OF AMERICA]                                     SECURITY AGREEMENT
                                          (RECEIVABLES, INVENTORY AND EQUIPMENT)

1. THE SECURITY. The undersigned AML Communications, Inc. ("Borrower") hereby assigns and grants to Bank of America National Trust and Savings Association ("Bank") a security interest in the following described property ("Collateral"):
     A.  All of the following, whether now owned or hereafter acquired by
         Borrower: accounts, contract rights, chattel paper, instruments, deposit accounts and general intangibles.
     B.  All inventory now owned or hereafter acquired by Borrower.
     C. All machinery, furniture, fixtures and other equipment of every type now owned or hereafter acquired by Borrower (including, but not limited to, the equipment described in the attached Equipment Description, if any).
     D. All negotiable and nonnegotiable documents of title now owned or hereafter acquired by Borrower covering any of the above-described property.
     E. All rights under contracts of insurance now owned or hereafter acquired by Borrower covering any of the above-described property.
     F. All proceeds, product, rents and profits now owned or hereafter acquired by Borrower of any of the above-described property.
     G. All books and records now owned or hereafter acquired by Borrower pertaining to any of the above-described property, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory ("Books and Records").

2. THE INDEBTEDNESS. The Collateral secures and will secure all Indebtedness of Borrower to Bank. For the purposes of this Agreement, "Indebtedness" means all loans and advances made by Bank to Borrower and all other obligations and liabilities of Borrower to Bank, whether now existing or hereafter incurred or created, whether voluntary or involuntary, whether due or not due, whether absolute or contingent, or whether incurred directly or acquired by Bank by assignment or otherwise. Unless Borrower shall have otherwise agreed in writing, Indebtedness, for the purposes of this Agreement, shall not include "consumer credit" subject to the disclosure requirements of the Federal Truth in Lending Act or any regulations promulgated thereunder.

3. BORROWER'S COVENANTS. Borrower covenants and warrants that unless compliance is waived by Bank in writing:
     A. Borrower will properly preserve the Collateral; defend the Collateral against any adverse claims and demands; and keep accurate Books and Records.
     B. Borrower has notified Bank in writing of, and will notify Bank in writing prior to any change in, the locations of (i) Borrower's place of business or Borrower's chief executive office if Borrower has more than one place of business, and (ii) any Collateral, including the Books and Records.
     C. Borrower will notify Bank in writing prior to any change in Borrower's name, identity or business structure.
     D. Borrower will maintain and keep in force insurance covering Collateral designated by Bank against fire and extended coverages. Such insurance shall require losses to be paid on a replacement cost basis, be issued by insurance companies acceptable to Bank and include a loss payable endorsement in favor of Bank in a form acceptable to Bank.
     E. Borrower has not granted and will not grant any security interest in any of the Collateral except to Bank, and will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature except the security interest of Bank.
     F. Borrower will not sell, lease, agree to sell or lease, or otherwise dispose of, or remove from Borrower's place of business (i) any inventory except in the ordinary course of business as heretofore conducted by borrower, or (ii) any other Collateral except with the prior written consent of Bank.
     G. Borrower will promptly notify Bank in writing of any event which affects the value of the Collateral, the ability of Borrower or Bank to dispose of the Collateral, or the rights and remedies of Bank in relation thereto, including, but not limited to, the levy of any legal process against any Collateral and the adoption of any marketing order, arrangement or procedure affecting the Collateral, whether governmental or otherwise.
     H. If any collateral is or becomes the subject of any registraton certificate or negotiable document of title, including any warehouse receipt or bill of lading, Borrower shall immediately deliver such document to Bank.
     I. Borrower will not attach any Collateral to any real property or fixture in a manner which might cause such Collateral to become a part thereof unless Borrower first obtains the written consent of any owner, holder of any lien on the real property or fixture, or other person having an interest in such property to the removal by Bank of the Collateral from such real property or fixture. Such written consent shall be in form and substance acceptable to Bank and shall provide that Bank has no liability to such owner, holder of any lien, or any other person.
     J. Until Bank exercises its rights to make collection, Borrower will diligently collect all Collateral.

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4.   ADDITIONAL OPTIONAL REQUIREMENTS.  Borrower agrees that Bank may at its option at any time, whether or not Borrower is in default:
     A. Require Borrower to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to Bank in kind.
     B. Require Borrower to deliver to Bank (i) copies of or extracts from the Books and Records, and (ii) information on any contracts or other matters affecting the Collateral.
     C. Examine the Collateral, including the Books and Records, and make copies of or extracts from the Books and Records, and for such purposes enter at any reasonable time upon the property where any Collateral or any Books and Records are located.
     D.   Require Borrower to deliver to Bank any instruments or chattel paper.
     E. Require Borrower to obtain Bank's prior written consent to any sale, lease, agreement to sell or lease, or other disposition of any inventory.
     F. Notify any account debtors, any buyers of the Collateral, or any other persons of Bank's interest in the Collateral.
     G. Require Borrower to direct all account debtors to forward all payments and proceeds of the Collateral to a post office box under Bank's exclusive control.
     H. Demand and collect any payments and proceeds of the Collateral. In connection therewith Borrower irrevocably authorizes Bank to endorse or sign Borrower's name on all checks, drafts, collections, receipts and other documents, and to take possession of and open the mail addressed to Borrower and remove therefrom any payments and proceeds of the Collateral.

5.   DEFAULTS.  Any one or more of the following shall be a default hereunder:
     A.   Borrower fails to pay any Indebtedness when due.
     B. Borrower breaches any term, provision, warranty or representation under this Agreement, or under any other obligation of Borrower to Bank.
     C. Any custodian, receiver or trustee is appointed to take possession, custody or control of all or a substantial portion of the property of Borrower or of any guarantor of any Indebtedness.
     D. Borrower or any guarantor of any Indebtedness becomes insolvent, or is generally not paying or admits in writing its inability to pay its debts as they become due, fails in business, makes a general assignment for the benefit of creditors, dies or commences any case, proceeding or other action under any bankruptcy or other law for the relief of, or relating to, debtors.
     E. Any case, proceeding or other action is commenced against Borrower or any guarantor of any Indebtedness under any bankruptcy or other law for the relief of, or relating to, debtors.
     F. Any involuntary lien of any kind or character attaches to any Collateral.
     G. Any financial statements, certificates, schedules or other information now or hereafter furnished by Borrower to Bank proves false or incorrect in any material respect.

6. BANK'S REMEDIES AFTER DEFAULT. In the event of any default Bank may do any one or more of the following:
     A. Declare any Indebtedness immediately due and payable, without notice or demand.
     B. Enforce the security interest given hereunder pursuant to the Uniform Commercial Code and any other applicable law.
     C. Enforce the security interest of Bank in any deposit account of Borrower maintained with Bank by applying such account to the Indebtedness.
     D. Require Borrower to assemble the Collateral, including the Books and Records, and make them available to Bank at a place designated by Bank.
     E. Enter upon the property where any Collateral, including any Books and Records, are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities) and any of Borrower's equipment, if Bank deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.
     F. Grant extensions and compromise or settle claims with respect to the Collateral for less than face value, all without prior notice to Borrower.
     G. Use or transfer any of Borrower's rights and interests in any Intellectual Property now owned or hereafter acquired by Borrower, if Bank deems such use or transfer necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral. Borrower agrees that any such use or transfer shall be without any additional consideration to Borrower. As used in this paragraph, "Intellectual Property" includes, but is not limited to, all trade secrets, computer software, service marks, trademarks, trade names, trade styles, copyrights, patents, applications for any of the foregoing, customer lists, working drawings, instructional manuals, and rights in processes for technical manufacturing, packaging and labelling, in which Borrower has any right or interest, whether by ownership, license, contract or otherwise.
     H. Have a receiver appointed by any court or competent jurisdiction to take possession of the Collateral.
     I. Take such measures as Bank may deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and Borrower hereby irrevocably constitutes and appoints Bank as Borrower's attorney-in-fact to perform all acts and execute all documents in connection therewith.

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7.    MISCELLANEOUS.
      A. Any waiver, express or implied, of any provision hereunder and any delay or failure by Bank to enforce any provision shall not preclude Bank from enforcing any such provision thereafter.
      B. Borrower shall, at the request of Bank, execute such other agreements, documents, instruments, or financing statements in connection with this Agreement as Bank may reasonably deem necessary.
      C. All notes, security agreements, subordination agreements and other documents executed by Borrower or furnished to Bank in connection with this Agreement must be in form and substance satisfactory to Bank.
      D. This Agreement shall be governed by and construed according to the laws of the State of California, to the jurisdiction of which the parties hereto submit.
      E. All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.
      F. All terms not defined herein are used as set forth in the Uniform Commercial Code.
      G. In the event of any action by Bank to enforce this Agreement or to protect the security interest of Bank in the Collateral, or to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, Borrower agrees to pay immediately the costs and expenses thereof, together with reasonable attorney's fees and allocated costs for in-house legal services.
      H. Any Borrower who is married agrees that such Borrower's separate property shall be liable for payment of the Indebtedness if such Borrower is personally liable for the Indebtedness.


Date:   August 2, 1996
      ------------------

BANK OF AMERICA                             BORROWER
National Trust and Savings Association      AML Communications, Inc.



/s/  Derek C. Hansen                        /s/ William E. Sheridan
--------------------------------------      -----------------------------------
By: Derek C. Hansen, Assistant Vice         By: William E. Sheridan, Chief
    President                                   Financial Officer



/s/ Edward W. Summers
--------------------------------------
By: Edward W. Summers, Vice President/
    Comm'l Banking Manager


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